UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2020

HYCROFT MINING HOLDING CORPORATION

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(Exact name of Registrant as Specified in Its Charter)

Delaware --------------	001-38387 ----------	82-2657796 ------------------
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8181 E. Tufts Avenue, Suite 510 Denver, Colorado	80237
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(Address of principal executive offices)	(Zip Code)

(303) 524-1947

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(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	HYMC	The Nasdaq Capital Market

Warrants to purchase Common Stock	HYMCW	The Nasdaq Capital Market

Warrants to purchase Common Stock	HYMCZ	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed on a Current Report on Form 8-K filed on August 31, 2020 by Hycroft Mining Holding Corporation (the “Company”), on September 8, 2020 (the “Effective Time”), Diane R. Garrett succeeded Stephen M. Jones and became the Company’s President and Chief Executive Officer, and a director and Stephen M. Jones ceased to serve as the Company’s interim President and Chief Executive Officer or as an executive officer of the Company. In connection with Mr. Jones stepping down as Interim President and Chief Executive Officer, the Company and Mr. Jones entered into a Transition and Succession Agreement, dated as of September 8, 2020 (the “Transition Agreement”), and a Consulting Agreement, dated as of September 8, 2020 (the “Consulting Agreement”).

Pursuant to the Transition Agreement, Mr. Jones resigned as Interim President and Chief Executive Officer of the Company at the Effective Time, but shall remain a non-executive employee of the Company through November 30, 2020 (the “Termination Date”), at which time he will resign from the Company entirely and his employment with the Company will terminate. Mr. Jones will receive his ongoing salary through the Termination Date and, after that date, will receive salary continuation payments, at a rate of $425,000 per annum, for a period of 24 months from the Termination Date payable in bi-weekly installments. In the event of a Change in Control (as defined in Mr. Jones’ Employment Agreement with the Company), all payments to be made to Mr. Jones through Termination Date, as well as salary continuation payments and payments due under the Consulting Agreement will generally accelerate and be payable upon the Change in Control, subject to certain adjustments as required under the Internal Revenue Code. In connection with Mr. Jones prior Employment Agreement, he had agreed to certain confidentiality, non-solicitation of executives and customers and non-compete provisions. The Transition Agreement extended the term of such provisions for 24 months following the Termination Date. Mr. Jones will provide the Company a general release of claims as set forth in the Transition Agreement.

Pursuant to the Consulting Agreement, Mr. Jones will provide consulting, technical advice and transition assistance to the Company from December 1, 2020 through May 31, 2021 (the “Consulting Period”). Mr. Jones will receive $25,000 per month during the Consulting Period. The Company may terminate the Consulting Agreement prior to May 31, 2021 only upon mutual agreement with Mr. Jones, or for Cause (as defined in the Consulting Agreement), in which event, payments under the agreement shall cease.

The foregoing description of the Transition Agreement and the Consulting Agreement do not purport to be complete and is qualified in its entirety by reference to the full text of the Transition Agreement and the Consulting Agreement, which are attached to this Current Report on Form 8-K as Exhibit 10.1 and 10.2, respectively, and are incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The list of exhibits is set forth on the Exhibit Index of this Current Report on Form 8-K and is incorporated herein by reference.

EXHIBIT INDEX

Exhibit Number	Description
10.1	Transition and Succession Agreement dated September 8, 2020 between Hycroft Mining Holding Corporation, Autar Gold Corporation and Stephen M. Jones.

10.2	Consulting Agreement dated September 8, 2020 by and among Hycroft Mining Holding Corporation and Stephen M. Jones.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 8, 2020	Hycroft Mining Holding Corporation

	By:	/s/ Jeffrey Stieber
Jeffrey Stieber
Vice President and Interim Chief Financial Officer

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